UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5811 Pelican Bay Boulevard, Suite 500,
Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) and (d)

On August 12, 2013, Glenview Capital Management, L.P. (“Glenview”) delivered written consents from stockholders holding a majority of the outstanding shares of the Health Management Associates, Inc. (the “Company”), voting to enact all of the proposals set forth in Glenview’s consent solicitation filed with the Securities and Exchange Commission (the “SEC”) on July 16, 2013 (the “Glenview Consent Solicitation”). On August 16, 2013, an independent inspector of election certified the voting results.

The following members of the Board of Directors have been removed: William J. Schoen; Kent P. Dauten; Pascal J. Goldschmidt, M.D.; Donald E. Kiernan; Robert A. Knox; Vicki A. O’Meara; William C. Steere, Jr.; and Randolph W. Westerfield, Ph.D. As previously disclosed, Gary D. Newsome retired as a director effective July 31, 2013.

The following eight directors have been elected to the Board of Directors to fill the resulting vacancies on the Board of Directors: Mary Taylor Behrens; Steven Epstein; Kirk Gorman; Stephen Guillard; John McCarty; JoAnn Reed; Steven Shulman (Chair); and Peter Urbanowicz (the “New Directors”). Biographical information for the New Directors provided in the Glenview Consent Solicitation is included on Exhibit 99.1 hereto and incorporated herein by reference. The Company expects the Board committees to be as follows: Audit Committee: John McCarty (Chair), Kirk Gorman and Stephen Guillard; Compensation Committee: Mary Taylor Behrens (Chair), Steven Epstein, Kirk Gorman and JoAnn Reed; Governance Committee: JoAnn Reed (Chair), Mary Taylor Behrens, and Peter Urbanowicz; and Compliance and Quality Committee: Steven Epstein (Chair), Stephen Guillard, John McCarty and Peter Urbanowicz. None of the New Directors have reportable transactions under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s stockholders also consented to amend the Company’s By-laws, as amended and restated, (the “Bylaws”) as set forth below:

•

Section 6 of Article II of the Bylaws was amended to provide that the advance notice and information requirements associated with nominations of directors to the Board do not apply to the election of directors through action by written consent or at a special meeting.

•

Section 2 of Article III of the Bylaws was amended to provide that any vacancies on the Board may be filled by the stockholders and those vacancies resulting from a removal of directors by the stockholders shall be filled only by the stockholders.

The above summary of the amendment to the Bylaws is qualified in its entirety by reference to the Bylaws, as amended and restated, effective August 12, 2013, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 12, 2013, Glenview delivered to the Company the requisite written consents from stockholders holding a majority of the outstanding shares of the Company voting to effect the proposals identified below. As a result, each of the following proposals was approved. Brokers did not have discretionary authority on any of the proposals and, as a result, there could be no broker non-votes.

Proposal 1: Repeal any amendment or modification by the Board of the Bylaws made after December 7, 2010 and on or prior to the effectiveness of the Glenview Consent Solicitation.

Consent	Withhold Consent	Abstain

158,182,680	125,947	8,927

The Company did not make any amendment to the Bylaws after December 7, 2010, and therefore, no provision was repealed.

Proposal 2: Amend Section 6 of Article II of the Bylaws to provide that the advance notice and information requirements associated with nominations of directors to the Board only apply to nominations of directors for election at an annual meeting, and, as such, not in connection with the election of directors through action by written consent or at a special meeting.

Consent	Withhold Consent	Abstain
158,181,373	127,255	8,926

Proposal 3: Amend Section 2 of Article III of the Bylaws to provide that any vacancies on the Board may be filled by the stockholders and those vacancies resulting from a removal of directors by the stockholders shall be filled only by the stockholders.

Consent	Withhold Consent	Abstain
158,180,492	127,836	9,226
Proposal 4: Remove all members of the Board.

	Consent	Withhold Consent	Abstain

William J. Schoen	158,208,552	102,086	6,915

Gary D. Newsome	158,231,594	80,849	5,110

Kent P. Dauten	158,229,204	82,871	5,479

Pascal J. Goldschmidt, M.D.	158,207,804	104,626	5,124

Donald E. Kiernan	158,231,280	80,485	5,789

Robert A. Knox	158,231,225	80,554	5,775

Vicki A. O’Meara	158,229,814	81,965	5,775

William C. Steere, Jr.	158,210,149	101,926	5,479

Randolph W. Westerfield, Ph.D.	158,210,817	101,927	4,810

Proposal 5: Elect the following nominees as directors to fill the resulting vacancies on the Board.

	Consent	Withhold Consent

Mary Taylor Behrens	158,164,606	152,948

Steven Epstein	158,162,656	154,898

Kirk Gorman	158,181,355	136,199

Stephen Guillard	158,181,910	135,644

John McCarty	158,161,964	155,589

JoAnn Reed	158,162,669	154,884

Steven Shulman	158,184,499	133,054

Peter Urbanowicz	158,184,200	133,354

Proposal 6: Set the size of the Board to the number of directors on the Board following the action pursuant to the Glenview Consent Solicitation on Proposals 4 and 5 to eliminate any vacancies.

Consent	Does Not Consent	Abstain
157,987,572	323,273	6,709

The size of the Board is currently eight directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

	By:	/s/ Steven E. Clifton
		Name:	Steven E. Clifton
		Title:	Senior Vice President and General Counsel

Date: August 16, 2013

Exhibit Index

Exhibit Number

3.1	Health Management Associates, Inc. Bylaws, dated August 12, 2013

99.1	Biographical Information for New Directors

99.2	Press Release dated August 16, 2013